UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2016

Landmark Infrastructure Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36735	61-1742322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

2141 Rosecrans Avenue, Suite 2100

El Segundo, CA 90245
(Address of principal executive office) (Zip Code)

(310) 598-3173
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2016, Jonathan Contos resigned from the board of directors (the “Board”) of Landmark Infrastructure Partners GP LLC, the general partner (“General Partner”) of Landmark Infrastructure Partners LP (the “Partnership”), to focus on pursuing new investment opportunities at American Infrastructure MLP Funds (“AIM”).  Mr. Contos’s resignation was not the result of any disagreements with the Partnership regarding any matter related to its operations, policies, practices or otherwise.  Mr. Contos was replaced as a director of the Board by Nandit Gandhi effective January 28, 2016.

Mr. Gandhi, age 48, is employed by AIM, the indirect majority owner of our sponsor, Landmark Dividend LLC (“Landmark”), which owns our general partner, as well as 512,275 of our common units and 3,135,109 of our subordinated units. A portion of Mr. Gandhi’s compensation is tied to the performance of AIM and Landmark, and as such Mr. Gandhi may have an indirect interest in certain transactions he will evaluate as a member of the Board.

Mr. Gandhi is not initially expected to serve on any committees of the Board.

Except for his affiliation with AIM, there are no arrangements or understandings between Mr. Gandhi and the General Partner or the Partnership or any other persons pursuant to which he was elected to the Board.  There are no family relationships between Mr. Gandhi and the executive officers or directors of the General Partner and no transactions that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On January 28, 2016, the Partnership issued a press release announcing the appointment of Mr. Gandhi to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Additionally, on  January 28, 2016,  Landmark Infrastructure Partners LP (the “Partnership”) issued a press release announcing the declaration of a cash distribution of $0.3250 per common and subordinated unit of the Partnership for the fourth quarter of 2015.  The distribution is payable on February  12, 2016 to unitholders of record as of February 8, 2016.  A copy of the press release is furnished herewith as Exhibit 99.2 and incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
99.1	Press release issued by Landmark Infrastructure Partners LP on January 28, 2016. (Announcing the appointment of Nandit Gandhi to the Board of Directors)
99.2	Press release issued by Landmark Infrastructure Partners LP on January 28, 2016. (Announcing the fourth quarter distribution)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Landmark Infrastructure Partners LP
	By:	Landmark Infrastructure Partners GP LLC,
its general partner

Dated: February 1, 2016	By:	/s/ George P. Doyle
		Name:	George P. Doyle
		Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release issued by Landmark Infrastructure Partners LP on January 28, 2016. (Announcing the appointment of Nandit Gandhi to the Board of Directors)
99.2	Press release issued by Landmark Infrastructure Partners LP on January 28, 2016. (Announcing the fourth quarter distribution)